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                                  Exhibit 4.57

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                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of August 18, 2000

                                      among

                                XCEL ENERGY INC.

                                   AS ISSUER,

                         NORTHERN STATES POWER COMPANY,

                                  AS CO-OBLIGOR

                                       and

                           WELLS FARGO BANK MINNESOTA,
                  NATIONAL ASSOCIATION, (formerly, NORWEST BANK
                        MINNESOTA, NATIONAL ASSOCIATION)

                                   AS TRUSTEE

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                                  TABLE OF CONTENTS

                                                                             Page
                                                                             ----
ARTICLE I.        RELATION TO INDENTURE; DEFINITIONS...........................2

     SECTION 1.1...............................................................2
     SECTION 1.2...............................................................2

ARTICLE II.       CONVEYANCE AND ASSUMPTION....................................3

     SECTION 2.1...............................................................3

ARTICLE III.      AMENDMENT....................................................3

     SECTION 3.1...............................................................3
     SECTION 3.2...............................................................3

ARTICLE IV.       MISCELLANEOUS................................................3

     SECTION 4.1...............................................................3
     SECTION 4.2...............................................................3
     SECTION 4.3...............................................................4
     SECTION 4.4...............................................................4
     SECTION 4.5...............................................................4
     SECTION 4.6...............................................................4

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     SECOND SUPPLEMENTAL INDENTURE, dated as of August 18, 2000 (the "Second
Supplemental Indenture"), among XCEL ENERGY INC. (formerly Northern States Power Company), a corporation duly organized and existing under the laws of the State of Minnesota, having its principal office at 414 Nicollet Mall, Minneapolis, Minnesota 55401, (the "Company"), Northern STATES Power Company (formerly Northern Power Corporation), a corporation duly organized and existing under the laws of the State of Minnesota (the "Co-Obligor") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (formerly, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION), as trustee (the "Trustee").

     WHEREAS, the Company has heretofore executed and delivered its Indenture (hereinafter referred to as the "Original Indenture"), dated as of January 30, 1997 (the "Original Indenture");

     WHEREAS, the Company has heretofore executed and delivered a First Supplemental Indenture (the Original Indenture and the First Supplemental Indenture are hereinafter referred to collectively as the "Indenture"), dated as of January 31, 1997, which created a series of Securities designated 7-7/8% Junior Subordinated Debentures due 2037 (the "Debentures");

     WHEREAS, NSP Financing I, a Delaware statutory business trust (the "Trust"), has offered to the public $200 million aggregate liquidation amount of its 7-7/8% Trust Originated Preferred Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and has invested the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $6.19 million aggregate liquidation amount of its 7-7/8% Trust Originated Common Securities, in $206.19 million aggregate principal amount of the Debentures;

     WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of making any change that does not materially adversely affect the interests of the Holders of Securities of any series;

     WHEREAS, the Company and the Co-Obligor are parties to an Assignment and Assumption Agreement dated as of August 18, 2000 (the "Agreement") pursuant to which the Company shall convey substantially all of its assets to the Co-Obligor other than the capital stock of certain of the Company's subsidiaries which the Company owns (the "Conveyance of Assets") and the Co-Obligor shall assume substantially all of the liabilities of the Company, including liabilities created under the Indenture (the "Assumption of Liabilities");

     WHEREAS, each of the Company and the Co-Obligor is a corporation validly existing under the laws of the State of Minnesota;


                                      1

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     WHEREAS, the Board of Directors of Co-Obligor has duly authorized the assumption of all the covenants, conditions, liabilities and obligations of the Company under the Indenture;

     WHEREAS, immediately after consummation of the Conveyance of Assets and Assumption of Liabilities in accordance with the Agreement, no Event of Default or Default (as defined in the Indenture) shall have occurred and be continuing;

     WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by a resolution adopted by the respective Board of Directors of the Company and Co-Obligor and each of the Company and Co-Obligor has agreed to be bound by the provisions hereof;

     WHEREAS, Article Eight of the Indenture permits the Company to sell, assign, transfer or lease all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety, provided that the Person (as defined in the Indenture) (or group of affiliated Persons) to which all or substantially all the properties and assets of the Company as an entirety or substantially as an entirety are sold, assigned, transferred or leased shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and the Indenture;

     WHEREAS, Co-Obligor desires to assume the obligations of the Company as a joint and several obligor with the Company under the Indenture and all Securities (as defined in the Indenture) issued thereunder; and

     WHEREAS, the Trustee has duly determined to execute this Second Supplemental Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof.

     NOW THEREFORE, the Company and Co-Obligor, in consideration of the premises and of one dollar duly paid to them by the Trustee at or before the execution and delivery of these presents, the receipt of which is hereby acknowledged, and in order to secure the payment, of both the principal and interest, of all Securities at any time outstanding according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, covenant and agree with the Trustee for the equal and proportionate benefit of the holders from time to time of the Securities, as follows:

                                   ARTICLE I.
                       RELATION TO INDENTURE; DEFINITIONS


         SECTION 1.1. This Second Supplemental Indenture constitutes an integral part of the Indenture.


                                      2

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         SECTION 1.2.     For all purposes of this Second Supplemental
Indenture:

         (a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

         (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture; and

         (c) The terms "hereof," "herein," "hereby," "hereto," "hereunder" and "herewith" refer to this Second Supplemental Indenture.


                                   ARTICLE II.
                            CONVEYANCE AND ASSUMPTION

         SECTION 2.1. In accordance with the terms of the Indenture, the Co-Obligor hereby assumes, jointly and severally with the Company, all the liabilities and obligations of the Company under the Securities and the Indenture and agrees to pay, duly and punctually, the principal of and premium and interest on the Securities, and agrees to perform and fulfill all the covenants and conditions of the Company under the Securities and Indenture; and the Co-Obligor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Co-Obligor had been named with the Company therein and in the Securities.

                                  ARTICLE III.
                                    AMENDMENT

         SECTION 3.1. From and after the date of this Second Supplemental Indenture, the Indenture is hereby amended so that all references therein to "Northern States Power Company" or the "Company" are hereby deemed to be references also to the new "Northern States Power Company" and any successor thereto.

         SECTION 3.2. On and after the date of this Second Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "hereof" or words of like import referring to the Indenture, shall mean and be a reference to the Indenture as amended hereby.

                                   ARTICLE IV.
                                  MISCELLANEOUS

         SECTION 4.1. The recitals of fact herein, except the recital that the Trustee has duly determined to execute this Second Supplemental Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the Securities shall be taken as statements of the Company and the Co-Obligor and shall not be construed as made by the Trustee.

         SECTION 4.2. This Second Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture, as supplemented by the First Supplemental Indenture dated as of January 31, 1997.

         SECTION 4.3.

         (a) If any provision of this Second Supplemental Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

         (b) In case any one or more of the provisions contained in this Second Supplemental Indenture should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced, or disturbed thereby.

         SECTION 4.4. Wherever in this Second Supplemental Indenture the word "Indenture" is used without the prefix, "Original" or "Supplemental," such word was used intentionally to include in its meaning both the Original Indenture and all indentures supplemental thereto.

         SECTION 4.5. Wherever in this Second Supplemental Indenture any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Second Supplemental Indenture contained by or on behalf of the Company by or on behalf of the Co-Obligor or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors, and assigns of such parties, whether so expressed or not.

         SECTION 4.6.

         (a) This Second Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         (b) The Table of Contents and the descriptive headings of the several Articles of this Second Supplemental Indenture were formulated, used and inserted in this Second Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.


         (c) This Second Supplemental Indenture shall be deemed to be a contract made under the internal laws of the State of Minnesota, and for all purposes shall be construed in accordance with the laws of said State.


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                  IN WITNESS WHEREOF, XCEL ENERGY INC. (formerly Northern States
Power Company) has caused this Second Supplemental Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, NORTHERN STATES POWER COMPANY (formerly Northern Power Corporation) has caused this Second Supplemental Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, has caused this Second Supplemental Indenture to be signed by its President, Vice President, Assistant Vice President or authorized Corporate Trust Officer, and attested by an authorized officer, this 18 day of August, 2000.

                                    XCEL ENERGY INC.

                                    By:
                                       ------------------------------------
                                    Name:    Paul E. Pender
                                    Title:   Vice President & Treasurer

        ATTEST:

        ------------------------------
        Catherine J. Cleveland, Assistant Secretary

                                    NORTHERN STATES POWER COMPANY

                                    By:
                                       ------------------------------------
                                    Name:    Edward J. McIntyre
                                    Title:   Vice President & Chief Financial
                                             Officer

         ATTEST:

        ------------------------------
         Catherine J. Cleveland, Assistant Secretary

                                    WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, AS TRUSTEE

                                    By:
                                        -----------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

         ATTEST:

        ------------------------------
         Name:
              ------------------------
         Title:
               ------------------------


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